UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 11, 2025

BOLLINGER INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BINI	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)
Rights to Purchase Series A-1 Junior Participating Preferred Stock	None	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 11, 2025, Bollinger Innovations, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). As of August 22, 2025, the record date for the Special Meeting, there were issued and outstanding 21,834,420 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, 648 shares of Series A Preferred Stock and 458 shares of Series C Preferred Stock, entitled to vote at the Special Meeting. There are no shares of Series B Preferred Stock or Series E Preferred Stock outstanding and the shares of Series D Preferred Stock, Series F Preferred Stock and Series G Preferred Stock were not entitled to vote on the matters at the Special Meeting. Holders of Series A Preferred Stock are entitled to 1 vote for each share of Series A Preferred Stock, which represented 648 votes. Holders of Series C Preferred Stock are entitled to one vote for each share of Common Stock into which such Series C Preferred Stock may be converted, which was one share.

A total of 8,126,720 shares of capital stock entitled to vote at the Special Meeting, representing the same number of votes, were present, in person or by proxy, at the Special Meeting, constituting a quorum pursuant to the Company’s Second Amended and Restated Bylaws. A description of each matter voted upon at the Special Meeting is described in detail in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on August 29, 2025. The final votes on the proposals presented at the Special Meeting are set forth below.

Proposal 1: To approve an amendment of the Company’s Second Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s outstanding Common Stock at an exchange ratio between 1-for-2 to 1-for-250, as determined by the Company’s Board of Directors. The proposal required votes cast for the proposal to exceed the votes cast against the proposal. Holders of shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock (voting on an as-converted to Common Stock basis), present in person or represented by proxy and entitled to vote thereon, all voting together as a single class, were entitled to cast votes on this proposal. Abstentions and broker non-votes had no effect on the result of the vote. Proposal 1 was approved by vote of stockholders as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,704,747	410,877	11,096	0

Proposal 2: To approve the adjournment of the Special Meeting from time to time, to a later date or dates, if necessary or appropriate, under certain circumstances, including for the purpose of soliciting additional proxies in favor of the foregoing proposal, in the event the Company did not receive the requisite stockholder vote to approve such proposal or establish a quorum. The proposal required the affirmative vote of a majority of the voting power of the outstanding shares of Common Stock, Series A Preferred Stock and Series C Preferred Stock (voting on an as-converted to Common Stock basis), present in person or represented by proxy and entitled to vote thereon, all voting together as a single class. Abstentions had the same effect as votes against the proposal. Broker non-votes had no effect on the result of the vote. Since a quorum was established for the Special Meeting and there were sufficient votes for approval of the other proposal, this proposal was not presented at the Special Meeting. However, the vote of stockholders was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,731,921	372,726	22,073	0

Item 8.01.	Other Events.

As of September 16, 2025, a total of 108,229,870 shares of the Company’s Common Stock were issued and outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLLINGER INNOVATIONS, INC.

Date: September 16, 2025	By:	/s/ David Michery
David Michery
Chief Executive Officer

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